Exhibit A

                                CSW Energy, Inc.
                                  Balance Sheet
                                  June 30, 2000
                                   (Unaudited)
                                    ($000's)


Assets

Current Assets
   Cash and cash equivalents                                      $6,284
   Accounts receivable                                            43,668
   Prepaid expenses                                                9,027
                                                               -----------

               Total current assets                               58,979


Investments In and Advances to Energy Projects                   135,404

Notes Receivable - Affiliate                                     162,031

Other Assets
  Property, Plant, and Equipment, net                             19,308
  Construction in progress and project development costs         338,022
  Other - net                                                      5,671
                                                               -----------

               Total other assets                                363,001
                                                               -----------

                  Total assets                                  $719,415
                                                               ===========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                              $31,413
   Accrued liabilities and other                                   6,398
                                                               -----------

               Total current liabilities                          37,811

Notes Payable - Affiliate                                        254,729

Long Term Debt                                                   199,948

Deferred Income Taxes                                             47,341

Other                                                             27,545
                                                               -----------

               Total liabilities                                 567,374


Minority Interest                                                     67

Shareholder's Equity
   Common stock                                                        1
   Additional paid-in-capital                                    108,139
   Accumulated retained earnings                                  43,834
                                                               -----------

               Total shareholder's equity                        151,974
                                                               -----------

                  Total liabilities and shareholder's equity    $719,415
                                                             ===========